EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our auditors’ report dated March 29, 2022, relating to the consolidated financial statements of Flexible Solutions International, Inc. as of December 31, 2021 and 2020 and for the years then ended which report was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission.

Smythe LLP
Chartered Professional Accountants

Vancouver, Canada
March 3, 2023

CONSENT OF ATTORNEYS

Reference is made to the Registration Statement of Flexible Solutions International, Inc. on Form S-8 whereby the Company proposes to sell up to 1,500,000 shares of the Company’s common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

Very Truly Yours,

HART & HART LLC

	By:	/s/ William T. Hart
William T. Hart

Denver, Colorado

March 3, 2023